                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-49271, No. 333-49271-01 and No. 333-78127) and
Forms S-8 (No. 333-39794, No. 333-29643, No. 333-29647, No. 333-90534, No.
333-91216 and No. 333-91218) of Philadelphia Consolidated Holding Corp. of our reports dated February 11, 2004, except for Note 2 as to which the date is August 19, 2004, relating to the consolidated financial statements and financial statement schedules, which appear in this Form 10-K/A.



PricewaterhouseCoopers LLP
Philadelphia, PA
August 19, 2004